UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2009

ALEXANDRIA REAL ESTATE EQUITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

385 East Colorado Boulevard, Suite 299
Pasadena, California		91101
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (626) 578-0777

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01                                             Other Events

On April 21, 2009, Alexandria Real Estate Equities, Inc. (the “Company”) announced that it commenced a private offering of senior convertible notes.  Pursuant to and in accordance with Rule 135c of the Securities Act of 1933, as amended (the “Securities Act”), the Company is filing with this Current Report on Form 8-K the press release on which such announcement was made (attached hereto as Exhibit 99.1).

On April 21, 2009 the Company announced that it priced the private offering of $225 million aggregate principal amount of 8.00% senior convertible notes due 2029 (the “Notes”), plus up to an additional $35 million aggregate principal amount of the Notes that may be issued at the option of the initial purchasers within 30 days of the initial issuance of the Notes.  The Notes were sold to qualified institutional buyers in reliance on Rule 144A under the Securities Act.  The Notes and any shares of the Company’s common stock that may be issued upon conversion of the Notes have not been registered under the Securities Act or any state securities laws.  Pursuant to and in accordance with Rule 135c of the Securities Act, the Company is filing with this Current Report on Form 8-K the press release on which such announcement was made (attached hereto as Exhibit 99.2).

Item 9.01                                             Financial Statements and Exhibits

(d)                                 Exhibits

99.1                           Press Release, dated April 21, 2009

99.2                           Press Release, dated April 21, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date: April 27, 2009	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga
Chief Financial Officer